Exhibit 10.20

PROFESSIONAL HOLDING CORP.

396 Alhambra Circle, Suite 255

Coral Gables, Florida 33146

February 17, 2017

BayBoston Capital L.P.

1280 Centre Street, Suite 2

Newton Center, MA 02459

Attention: Carlos M. Garcia

Re:       Investor Rights Letter Agreement

Ladies and Gentlemen:

This letter agreement (the “Letter Agreement”) will confirm our agreement that pursuant to and effective as of the Closing Date of your purchase of capital stock of Professional Holding Corp. (the “Company”), a Florida corporation and parent company of Professional Bank, a Florida-chartered commercial bank (the “Bank”), BayBoston Capital L.P., a Delaware limited partnership (the “Investor”), shall be entitled to the contractual rights set forth in this Letter Agreement, in addition to any other rights specifically provided to Investor pursuant to that certain Stock Purchase Agreement dated as of February 17, 2017 by and among the Company and certain investors, including Investor (the “Agreement”), including any amendments or supplements thereto, and such other agreements, instruments and certificates delivered in connection therewith (collectively, the “Transaction Documents”). Capitalized terms not defined in this Letter Agreement shall have the meanings ascribed in the Agreement.

1.       Exchange of Class B Non-Voting Common Stock. Investor may exchange shares of Class B Voting Common Stock into an equal number of shares of Class A Voting Common Stock (automatically upon Investor’s permitted transfer of shares of Class B Non-Voting Common Stock (a) upon the consummation of a Permitted Transfer or (b) if the Company’s Board of Directors, acting in its sole and absolute discretion, have approved the exchange and the exchange would not result in Investor (together with its Affiliates) beneficially owning greater than 9.9% of the outstanding shares of the Company’s Class A Voting Common Stock. For the purposes of this Letter Agreement, “Permitted Transfer” means (1) a transfer pursuant to a widely distributed public offering, (2) a transfer in which no transferee acquires greater than 2% of the issued and outstanding shares Class A Voting Common Stock (after giving effect to any conversion of Class B Non-Voting Common Stock, (3) a transfer to a Person that beneficially owns greater than 50% of the issued and outstanding shares of the Company’s Class A Voting Common Stock or (4) a transfer that is approved by the Federal Reserve Board. The Company shall hold in reserve, at all times, sufficient shares of Class A Voting Common Stock to permit the exchange of all shares of Class B Non-Voting Common Stock then outstanding.

2.       Preemptive Rights. If, following the consummation of the transactions contemplated by the Transaction Documents, the Company authorizes the issuance or sale, other than an Excluded Issuance, of any Capital Stock, or any securities, options or debt that are convertible or exchangeable into Capital Stock (“Stock Equivalents”) of the Company (any such security, a “New Security”), Investor shall be entitled, in its sole discretion, to purchase its pro rata portion of the New Securities for the same price and on the same terms as such New Securities are proposed to be offered to others, such that Investor and its Affiliates are able to maintain their aggregate percentage ownership interest in the Company’s Capital Stock on a fully diluted basis, subject to compliance with applicable Law. With respect to such rights described above (the “Preemptive Rights”), the Company shall give written notice of such proposed issuance or sale (including the terms and conditions thereof) to Investor at least thirty (30) days prior to the anticipated issuance or sale date, and Investor shall have twenty (20) days from the receipt thereof to provide the Company with notice of the exercise of its Preemptive Rights with respect to such issuance or sale. For the purposes of this Letter Agreement, “Excluded Issuance” means an issuance or sale of any Capital Stock or Stock Equivalents issued or sold by the Company in connection with: (a) a grant to any existing or prospective directors, officers or other employees, consultants or service providers of the Company or any Company Subsidiary pursuant to the Stock Option Plan or similar equity-based plans or other compensation agreement; (b) the conversion or exchange of any securities of the Company into Capital Stock, or the exercise of any warrants or other rights to acquire Capital Stock; (c) any acquisition by the Company or any Company Subsidiary of any equity interests, assets, properties or business of any Person; (d) any merger, consolidation or other business combination involving the Company or any Company Subsidiary; (e) the commencement of any transaction or series of related transactions involving a Change in Control; (f) any subdivision of Capital Stock (by a split of Capital Stock or otherwise), payment of stock dividend, reclassification, reorganization or any similar recapitalization; or (g) a joint venture, strategic alliance or other commercial relationship with any Person relating to the operation of the Company’s or any Company Subsidiary’s business and not for the primary purpose of raising equity capital. The Preemptive Rights described herein will terminate upon the consummation of a firm commitment underwritten public offering of the Company’s Capital Stock pursuant to a registration statement or registration statements resulting in gross proceeds to the Company of at least $25 million.

3.       Registration Rights. In addition to, and not exclusive of, any other registration rights granted to Investor pursuant to the Transaction Documents, Investor shall be entitled to exercise registration rights as are set forth in a Registration Rights Agreement in the form of Exhibit A hereto.

4.       Most Favored Nation. The Company shall provide Investor with rights and benefits under the this Letter Agreement and the Agreement that are no less favorable to those of any other investor participating in the Offering.

5.       Legal Opinion. At the Closing, Investor shall have received an opinion from the Company’s legal counsel in the form set forth in Exhibit B to this Letter Agreement. Delivery of such opinion shall be a closing condition as expressed in Section 1.2(c)(ii)(G) of the Agreement.

6.       Miscellaneous. The provisions of Sections 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.14, 6.16 and 6.17 of the Agreement are hereby incorporated into and made a part of this letter agreement and shall apply mutatis mutandis to this Letter Agreement.

[Signature Page Follows]

Very truly yours,

PROFESSIONAL HOLDING CORP.

By:	/s/ Daniel R. Sheehan
Name: Daniel R. Sheehan
Title: Chairman and President

Professional BANK

By:	/s/ Abel L. Iglesias
Name: Abel L. Iglesias
Title: Chief Executive Officer

Acknowledged and agreed:

BAYBOSTON MANAGERS, LLC

By:	/s/ Carlos M. Garcia
Name:	Carlos M. Garcia
Title:	Manager of its general partner,
BayBoston Capital GP, LLC

EXECUTION VERSION

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 17, 2017, by and between Professional Holding Corp., a Florida corporation and the parent company of Professional Bank (the “Company”), and the undersigned Investor (the “Investor”). Capitalized terms not defined in this Agreement shall have the meaning ascribed in that certain Stock Purchase Agreement dated February 17, 2017 by and between the Company and certain investors, including Investor (the “Purchase Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Investor hereby mutually agree as follows:

1.	Registration RIGHTS

(a)               Any time after the fourth (4th) anniversary of the date of this Agreement, Investor may request one registration (the “Demand Registration”) under the Securities Act of 1933, as amended (the “Securities Act”), of its Registrable Securities (as defined below). The Demand Registration shall be on such form as the Company shall select. The Demand Registration shall specify the number of Registrable Securities to be registered. The Company shall use best efforts to cause a registration statement to be filed within 180 days after the date on which the initial request by Investor is received by the Company and shall use its best efforts to cause such registration statement to be declared effective by the U.S. Securities and Exchange Commission (“SEC”) as soon as practicable thereafter. The Company shall use best efforts to keep such Demand Registration current and effective until the Registrable Securities registered thereby cease to be Registrable Securities.

(b)               As long as Investor holds Registrable Securities, if at any time or from time to time, the Company shall determine to register any of its securities under the Securities Act (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8 or pursuant to a registration made on Form S-4, or any successor forms then in effect) and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), the Company shall:

(1)            Provide thirty (30) calendar days’ advance written notice to Investor prior to filing the registration statement (the “Registration Rights Notice”); and

(2)            include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request made by Investor within fifteen (15) calendar days after receipt of the Registration Rights Notice from the Company, except as set forth in Section 1(c) below.

(c)               If the registration is for a registered public offering involving an underwriting, the Company shall so advise Investor as a part of the Registration Rights Notice. In such event, the right of Investor to registration shall be conditioned upon Investor’s participation in such underwriting and the inclusion of Investor’s Registrable Securities in the underwriting to the extent provided herein. If Investor proposes to distribute its securities through such underwriting, it shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in the form agreed to by the Company with the underwriter(s) selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriters advise the Company and Investor in writing that in their reasonable and good faith opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the per share offering price of the securities, the Company will include in such registration (i) first, the securities that the Company proposes to sell; (ii) second, the Registrable Securities requested to be included therein by Investor, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the securities requested to be included therein by holders of securities other than holders of Registrable Securities, allocated among such holders in such manner as they may agree. If Investor disapproves of the terms of any such underwriting, Investor may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

(d)               For purposes of this Agreement, “Registrable Securities” shall mean any and all shares of (i) Company Stock issued pursuant to the Purchase Agreement (including Class A Common Stock issued or issuable upon exchange of Class B Common Stock), (ii) Capital Stock issued in respect of the Company Stock in any reorganization of the Company, and (iii) Capital Stock issued in respect of the stock referred to in clause (i) or (ii) above as a result of a stock split, stock dividend, recapitalization or combination.

2.	Expenses of Registration

All expenses incurred in connection with the registrations pursuant to Section 1 hereof, including all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company’s financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters’ fees, discounts or commissions relating to Registrable Securities.

3.	Registration Procedures

In the case of each registration affected by the Company pursuant to this Agreement, the Company will keep Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

(a)               keep such registration pursuant to this Agreement continuously effective until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such registration statement;

(b)               promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 3(a) above;

(c)              at least five (5) business days before filing such registration statement, prospectus or amendments or supplements thereto with the SEC, furnish to Investor copies of such documents proposed to be filed, which documents shall be subject to the reasonable review, comment and approval of Investor;

(d)              notify Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed with the SEC;

(e)              advise Investor, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

(f)              cause all Registrable Securities covered by such registrations to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if such securities are not then listed, on a national securities exchange selected by Investor;

(g)               notify each selling holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the prospectus included in such registration statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)              make available for inspection by Investor all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all Records requested by Investor in connection with such registration statement;

(i)               provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j)               otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto; and

(k)                enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(l)                 use its best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(m)              notify Investor promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

(n)                permit Investor to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, if in Investor’s judgment, Investor might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company; and

(o)                take such other actions as reasonably requested by Investor.

4.	Indemnification

(a)                In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will (i) indemnify and hold harmless, to the fullest extent permitted by law, Investor, each underwriter of such Registrable Securities thereunder, and any other person acting on behalf of Investor and each other person, if any, who controls such foregoing persons within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, free writing prospectus, or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and (ii) will reimburse such persons, each of their officers, directors and partners, and each person controlling such persons, for any legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by Investor or an underwriter, as applicable, specifically for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)                Investor will, if Registrable Securities held by or issuable to Investor are included in the securities for which such registration is being effected, indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under with they were made), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by Investor specifically for use therein. Notwithstanding the foregoing, the total amount for which Investor, its officers, directors and partners, and any person controlling Investor, shall be liable under this Section 4(b) shall not in any event exceed the net proceeds (after deducting underwriting fees, commissions, and discounts) received by Investor from the sale of its Registrable Securities in such registration. This indemnity shall be in addition to any liability Investor may otherwise have.

(c)                Each party entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

(d)                Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among Investor, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

(e)                The indemnification provided by this Section 4 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

(f)                 If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.	REPORTS UNDER the EXCHANGE ACT

With a view to making available to Investor the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Investor to sell securities of the Company to the public without registration, the Company shall:

(a)                make and keep public information available, within the meaning of Rule 144, at all times after the effective date of (i) the first registration statement covering an underwritten public offering filed by the Company or (ii) the first registration by the Company under the Exchange Act;

(b)                following a public offering or a registration under the Exchange Act, file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                furnish to Investor forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company with the SEC as may be reasonably requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

6.	LIMITATIONS IN CONNECTION WITH FUTURE GRANTS OF REGISTRATION RIGHTS

From and after the date of this Agreement, the Company shall not, without the prior written consent of Investor, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of Investor to be included in such registration.

7.	TRANSFER OF REGISTRATION RIGHTS

The registration rights of Investor (and of any permitted transferee of Investor) under this Agreement with respect to any Registrable Securities may be assigned in whole or in part as provided in Section 8(b) below.

8.	Miscellaneous

(a)                No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer of such party.

(b)               This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. This Agreement, and the rights and obligations of Investor hereunder, may be assigned by Investor to any person or entity to which Registrable Securities are transferred by Investor, and such transferee shall be deemed to have acquired all of the rights and obligations of Investor for purposes of this Agreement; provided, that the transferee provides written notice of such assignment to the Company and provided that any such transfer shall be made strictly in accordance with all applicable laws; and provided, further, that such rights may not be held or exercised by more than one transferee at any one time. The Company may not assign its rights under this Agreement except to its successors-in-interest as a result of a merger, reorganization or a sale of all or substantially all of the assets of the Company.

(c)                For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other electronic transmission and such transmissions shall be deemed as sufficient as if manually signed signature pages had been delivered.

(d)                Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (i) on the date of delivery if delivered personally or by e-mail (upon confirmation of receipt), (ii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Professional Holding Corp.

396 Alhambra Circle, Suite 255

Coral Gables, FL 33146

E-mail: dsheehan@professionalbankfl.com

Attention: Daniel R. Sheehan

Title: Chairman and President

with a copy to:

Gunster, Yoakley & Stewart, P.A.

777 South Flagler Drive, Suite 500 East

West Palm Beach, FL 33401

E-mail: mmitrione@gunster.com

Attention: Michael V. Mitrione

If to Investor:

BayBoston Capital L.P.

1280 Centre Street, Suite 2

Newton Center, MA 02459

E-mail: carlos@bayboston.com

Attention: Carlos Garcia

Title: Chief Executive Officer

with copies to:

________________________

________________________

________________________

E-mail________________________

Attention: ________________________

(e)                If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

(f)                 If, and as often as, there is any change in the Class A Common Stock or Class B Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Class A Common Stock and Class B Common Stock as so changed.

(g)                This Agreement will be governed by and construed in accordance with the Laws of the State of Florida applicable to contracts made and to be performed entirely within such jurisdiction.

(h)                The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the federal or state courts located in Miami-Dade County, Florida, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8(h) shall be deemed effective service of process on such party. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

(i)                 THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE OBLIGATIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER MAY DEPRIVE EACH OF THEM AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY THE PARTIES AFTER CONSULTATION WITH THEIR LEGAL COUNSEL.

(j)                 The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

[Signature page follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date set forth above.

COMPANY:

PROFESSIONAL HOLDING CORP.

By:
Name:	Daniel R. Sheehan
Title:	Chairman and President

INVESTOR:

BAYBOSTON MANAGERS, LLC

By:
Name:
Title:

EXHIBIT B

FORM OF OPINION

1.                  The Company has been incorporated under the Florida Business Corporation Act, and its corporate status is active under the laws of the State of Florida.

2.                  The Bank (a) has been incorporated under the Florida Business Corporation Act and is a Florida-chartered commercial bank, and its corporate status is active, and (b) based solely on the FDIC Certificate, is an “insured depository” as defined under Section 3(c)(2) of the Federal Deposit Insurance Act, and the deposit accounts of the Bank are insured by the FDIC up to the maximum amounts provided by law and the rules of the FDIC.

3.                  The Company has the corporate power to execute and deliver the Agreement and to perform its obligations thereunder.

4.                  The Company has authorized the execution, delivery and performance of the Agreement by all necessary corporate action.

5.                  Subject to the limitations set forth herein, the Agreement is a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms under the laws of the State of Florida.

6.                  The Securities have been duly authorized by the Company, and the Securities, when issued, delivered and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

7.                  The Company is not and, after giving effect to the offer and sale of the Securities, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “ICA”).

8.                  The execution and delivery by the Company of the Agreement and the performance by the Company of its obligation under the Agreement do not: (a) violate the Company’s Articles of Incorporation or Bylaws; (b) to our knowledge, constitute a breach or a default under, or result in the creation of a security interest or a lien on the assets of the Company under, any of the Company’s material agreements that are known to us (to the extent that any such agreement is governed by the law of a jurisdiction other than the State of Florida, we express no opinion with respect to the effect or other matters of any such law and have assumed that the laws of such jurisdiction are identical to the laws of the State of Florida, without giving effect to principles of conflicts of laws); (c) violate any judgment, decree or order known to us of any court or administrative tribunal of the State of Florida that is known to us to be applicable to the Company; or (d) based on existing facts of which we are aware, violate any Applicable Laws (as hereinafter defined).

[Signature Page to Registration Rights Agreement]